EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Valley Ridge Financial Corp. on Forms S-8 (Registration No. 333-85453 and Registration No. 333-93921) of our report dated February 11, 2000 on the 1999 consolidated financial statements of Valley Ridge Financial Corp., which report is included in the 1999 Annual Report on Form 10-KSB of Valley Ridge Financial Corp.

/s/Crowe, Chizek and Company LLP

Grand Rapids, Michigan
March 28, 2000